AS FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION,  OCTOBER  ___,  2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                              NO. 1 TO THE FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       SOLAR SATELLITE COMMUNICATION, INC.
                     ---------------------------------------
             (Exact name of Registrant as specified in its charter)

         Colorado                    0-12169                  84-0907644
--------------------------------   ---------------      -----------------------
 (State or other jurisdiction of    Commission          (I.R.S. Employer
 incorporation or organization)     File No.             Identification No.)

                       1895 Preston White Drive -Suite 250
                             Reston, Virginia 20191
                  (formerly 7926 Jones Branch Drive--Suite 330
                             McLean, Virginia 22102)
               ---------------------------------------------------

                    (Address of principal executive offices)

                                 Not Applicable*
         --------------------------------------------------------------
                            (Full title of the Plan)

                              Carl N. Duncan, Esq.
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                    ----------------------------------------
                     (Name and address of agent for service)

                               (301) 263-0200 (O)
                              (301) 263-0300 (Fax)
                             cduncan@sprintmail.com
                                 --------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
 -------------------------------------------------------------------------------
                   Additional       Proposed        Proposed
   Title of          amount         maximum          maximum         Amount of
 securities to       to be       offering price     aggregate       registration
 be registered     registered      per share       offering price       fee
 -------------    -----------    --------------    --------------   ------------
  Common Stock     455,000         Published        Published         $ 100  (2)
$.001 Par Value    Shares          Bid Price        Bid Price
                                   $1.01  (1)       $459,550

* Registration relates to shares issued respectively to consultant(s) and employees for bona fide services rendered.

          Notes to Table:
          --------------

          (1)  Additional 455,000 shares x $1.01 (Bid Price) = $459,550


          (2) Estimated solely for the purposes of calculating the registration fee based on September 26, 2002 OTCBB bid price of Registrant.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                  ---------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following material is incorporated herein by reference:

(a) The Form 8-K/A of the Company filed February 22, 2002 reflecting the December 7, 2001 merger (and associated financials) of Document Planet, Inc. , a Colorado corporation and wholly owned subsidiary("DPI"), into Document Planet, Inc., a Delaware corporation, with the Registrant becoming the 100% owner of DPI.

(b) The January 30, 2002 Annual Report on Form 10-KSB of the Company for the period ending October 31, 2001.

(c) The Quarterly Report on Form 10-QSB of the Company for the period ending June 30, 2002.

(d) The description of the common stock of the Registrant contained in Registrant's Form 10-KSB filed January 30, 2002.

(e) All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities (common stock) to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws limit the liability of its directors to the maximum extent permitted by Colorado law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation does not apply to any responsibility of liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state or federal law. In addition, the Company's Bylaws authorize the Company to maintain liability insurance for its directors and officers.

     At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the Company's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable


ITEM 8.  EXHIBITS.

         5.2  Opinion of Carl N. Duncan, Esq.

         23.3  Consent of Carl N. Duncan, Esq.

         23.4  Consent of Durland & Company, CPAs, P.A.

         99.1 October 8, 2002 Minutes of Special Meeting of the Board of Directors of Registrant.


ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing or an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, it has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia on October 8, 2002.



                                      SOLAR SATELLITE COMMUNICATION, INC.,
                                      a Colorado corporation

                                      By:  /s/ Linda Broenniman
                                           ---------------------------------
                                               Linda Broenniman, President,
                                               Chief Financial Officer,
                                               Secretary, Treasurer and Director

                                      Date:  October 8, 2002



                                      By: /s/ Lawrence J. Hoffman
                                          ----------------------------------
                                              Lawrence J. Hoffman, Chairman
                                              of the Board of Directors And
                                              Chief Executive Officer

                                      Date:  October 8, 2002






                                      By: /s/ Edward G. Broenniman
                                          ----------------------------------
                                              Edward G. Broenniman

                                      Date:  October 8, 2002




                                      By: /s/ Vincent Mallardi
                                          ----------------------------------
                                              Vincent Mallardi

                                      Date:  October 8, 2002




                                      By: /s/ Andrew Prince
                                          ----------------------------------
                                              Andrew Prince

                                      Date:   October 8, 2002

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.

  (1)   Opinion of Carl N. Duncan, Esq.

  (2)   Consent  of  Carl N. Duncan, Esq.

  (3)   Consent of Durland & Company, CPAs, P.A.

  (4) October 8, 2002 Minutes of Special Meeting of the Board of Directors of Registratnt.